                                                                    Exhibit 11.1

                       MULTIPLE ZONES INTERNATIONAL, INC.
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                                                   Nine Months Ended                   Three Months Ended
                                                            -------------------------------     ------------------------------
                                                            September 30,     September 30,     September 30,    September 30,
                                                                1995              1996             1995             1996
                                                            -------------     -------------     -------------    -------------
Net income                                                   $ 1,591,468       $ 7,817,154       $   727,361      $ 3,201,977


Shares used in calculating primary earnings per share:

      Weighted average common shares
      outstanding                                              7,500,000         8,632,148         7,500,000       10,896,442

      Weighted average common shares giving
      effect to conversion of Series A Preferred
      Stock to Common Stock                                    1,875,000         1,875,000         1,875,000        1,875,000

      Net effect of stock options and warrants
      granted during the 12 months prior to the
      public offering calculated using the treasury
      stock method and treated as outstanding
      for the entire period                                      266,268           615,161           266,268          615,161

      Weighted average Series B Convertible
      Preferred stock issued during the 12 months
      prior to the public offering calculated using
      the treasury stock method and treated as
      outstanding for the entire period                          335,331           426,237           335,331            6,988

      Weighted average stock options
      outstanding issued prior to 12 months
      before this offering calculated using the
      treasury stock method                                      164,607           150,157           173,791          127,106

      Weighted average stock options
      outstanding issued after the public
      offering calculating using the treasury
      stock method                                                                   8,268                             21,807
                                                             -----------       -----------       -----------      -----------

           Total shares                                       10,141,206        11,706,971        10,150,390       13,542,504
                                                             ===========       ===========       ===========      ===========

      Fully diluted earnings per share                       $      0.16       $      0.67       $      0.07      $      0.24
                                                             ===========       ===========       ===========      ===========

                                                                    Exhibit 11.1

                       MULTIPLE ZONES INTERNATIONAL, INC.
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                                                   Nine Months Ended                   Three Months Ended
                                                            --------------------------------     ------------------------------
                                                            September 30,      September 30,     September 30,    September 30,
                                                                1995               1996             1995             1996
                                                            -------------      -------------     -------------    -------------
Net income                                                   $ 1,591,468        $ 7,817,154       $   727,361       $ 3,201,977

Adjustment to net income for accretion of
Series B Convertible Preferred Stock                                               (459,262)
                                                             -----------        -----------       -----------       -----------

Net income applicable to common stock                        $ 1,591,468        $ 7,357,892       $   727,361       $ 3,201,977
equivalents                                                  ===========        ===========       ===========       ===========


Shares used in calculating primary earnings per share:

      Weighted average common shares
      outstanding                                              7,500,000          8,632,148         7,500,000        10,896,442

      Weighted average common shares giving
      effect to conversion of Series A Preferred
      Stock to Common Stock                                    1,875,000          1,875,000         1,875,000         1,875,000

      Net effect of stock options and warrants
      granted during the 12 months prior to the
      public offering calculated using the treasury
      stock method and treated as outstanding
      for the entire period                                      266,268            486,147           266,268           486,147

      Weighted average stock options
      outstanding issued prior to 12 months
      before the offering calculated using the
      treasury stock method                                      164,608            145,547           173,792           122,702

      Weighted average stock options
      outstanding issued after the public
      offering calculating using the treasury
      stock method                                                                    5,160                              13,608
                                                             -----------        -----------       -----------       -----------

           Total shares                                        9,805,876         11,144,002         9,815,060        13,393,899
                                                             ===========        ===========       ===========       ===========

      Primary earnings per share                             $      0.16        $      0.66       $      0.07       $      0.24
                                                             ===========        ===========       ===========       ===========